Exhibit 99.1
Bally’s Corporation Announces Fourth Quarter and Full Year 2024 Results
PROVIDENCE, R.I., - March 5, 2025 - Bally’s Corporation (NYSE: BALY) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Results and Operating Highlights

•Company-wide revenue of $580.4 million, a decrease of 5.1% year over year
◦Casinos & Resorts revenue of $324.4 million, down 5.2% year over year
◦U.K. online revenue grew 11.3% while overall International Interactive revenue declined 9.1% year over year to $214.5 million
◦North America Interactive revenue of $41.5 million, up 24.4% year over year
•Construction of permanent Chicago casino has broken ground; demolition is now complete
•Subsequent to the end of the quarter, the Company completed the previously announced transactions with Standard General and The Queen Casino & Entertainment
◦Queen's four properties generated 2024 fourth quarter and full-year revenue of $57.6 million and $225.2 million, respectively

Bally’s has cancelled its fourth quarter 2024 earnings call which was previously scheduled for today, Wednesday, March 5, 2025 at 4:30 p.m. Eastern Time.

Summary of Financial Results

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Consolidated Revenue	$580,365	$611,670	$2,450,478	$2,449,073
Casinos & Resorts Revenue	324,375	342,317	1,363,113	$1,363,291
International Interactive Revenue	214,477	235,980	909,493	973,210
North America Interactive Revenue	41,513	33,373	177,872	112,572

Robeson Reeves, Bally’s Chief Executive Officer, commented, “Fiscal 2024 was a transformational and transitional year for Bally’s as we funded and began development of our permanent Chicago casino resort and completed the controlled demolition of the Tropicana in Las Vegas paving the way for Major League Baseball’s A’s franchise to move to the site. Following these milestones, in early 2025 Bally’s completed a series of transactions with The Queen Casino & Entertainment (“Queen”) and Standard General which has further expanded our scale and positioned the Company for compelling long-term growth.

“The ‘new’ Bally’s 2.0 is a dynamic global land-based and online casino operator with attractive growth pipelines in U.S. gaming. Reflecting the now completed strategic transactions, the four complementary Queen casinos are poised to continue their rapid growth as they benefit from inclusion in a broader domestic gaming portfolio, with Bally’s benefiting from the expansion and diversification of our geographic profile. We emerged from these transactions significantly stronger, with the financial and operating wherewithal to continue to drive growth across our expanded Casinos & Resorts (“C&R”) segment, our International Interactive business and our North America Interactive segment.

“C&R fourth quarter segment results reflect the underlying stability in the domestic regional gaming environment offset by several ongoing pockets of relative weakness, which are inherent across any broad property portfolio. Segment Adjusted EBITDAR declined 14.6% year over year to $80.9 million reflecting higher costs and lower flow-through exacerbated by the revenue decline. Our Chicago Temporary Casino’s results were consistent with prior quarters as they remain below our expectations, though we are hearing from customers that they are increasingly excited by what is starting to happen a few blocks northwest at the permanent site. Rhode Island visitation remains a challenge given the ongoing local bridge construction, with our Lincoln property impacted particularly at peak times. Atlantic City’s performance continues to reflect the impact of the turnover in our relationship marketing team though we believe this issue has largely been addressed. Partially offsetting these challenges was strength in markets such as Kansas City where our business benefited from the opening of a new high-limit room in the quarter. In addition, while not included in our fourth quarter results, the Queen properties combined to generate fourth quarter revenue of $57.6 million and Adjusted EBITDAR of $15.2 million.

“International Interactive revenue continues to benefit from strength in our U.K. operations, offset by ongoing weakness in certain non-U.K. markets. While segment-level revenue declined 9.1% to $214.5 million, U.K. revenue grew a healthy 11.3% (7.9% in constant currency). U.K growth was driven by strong player retention and uplifts from revenue optimization initiatives. Adjusted EBITDAR margins declined 145 basis points year over year, leading to overall International Interactive Adjusted EBITDAR of $81.6 million, down 12.4% year over year. During the quarter, we announced the divestiture of the distribution operations of our interactive business in Asia and certain other international markets to a new independently managed company. As a result of the divestiture, we have deconsolidated the operations and changed the accounting presentation to purely licensing revenues. Excluding revenue recognized from divested markets and licensing revenue recognized, International Interactive revenue grew 12.9% versus the prior year quarter, demonstrating the strong underlying financial performance of this business that is now focused primarily on regulated European markets.

“Underlying results for the North America Interactive segment demonstrated favorable performance across the board, with revenue up 24.4% and an Adjusted EBITDAR loss of $12.3 million. That said, segment performance was negatively impacted during the quarter by the transition to a new unified platform, an impact we expect will reverse itself in the first quarter. Rhode Island continued to ramp as it captured some of the play lost at our brick-and-mortar properties due to the previously mentioned bridge construction issues. During the quarter we launched the Monopoly Casino app in New Jersey to very healthy customer response and launched our Bally Bet online sports betting platform in Tennessee. We continue to gain strong customer support for our iGaming and sports product offerings which we believe will result in positive long-term performance from this segment.”

George Papanier, Bally’s President, added, “Fourth quarter revenue performance in our C&R segment reflects our ongoing work to unify our regional gaming portfolio, efforts which will accelerate now that the four Queen assets have been added to our business, as well as lingering pockets of relative weakness in certain portions of our geographic reach as previously noted. Despite this, Bally’s many growth opportunities remain firmly intact. We received final approval from the City of Chicago for our re-imagined permanent Bally’s Chicago Casino master plan in December, and we recently completed demolition and began construction at the permanent development site. Site work on the former Tropicana land continues and the A’s are making good progress towards the start of their stadium construction later this year while Bally’s progresses on the realization of a more fully fleshed out integrated resort master plan for the remainder of our extremely valuable site. Further, the landside conversions at Queen's Belle of Baton Rouge and Casino Queen Marquette remain on schedule, providing two of our newest assets with an attractive runway for growth on par with similar conversions across the industry. Importantly, the entire Queen portfolio is benefiting or poised to benefit from the repositioning of these assets which will provide our C&R segment with a nice tailwind for the foreseeable future. Collectively, these growth opportunities and our own ability to operate more efficiently and effectively across the portfolio have us optimistic for 2025 and beyond.”

Marcus Glover, Bally’s Chief Financial Officer, concluded, “As we close out 2024 and begin 2025, our team is working diligently across multiple fronts to optimize our cost structure, enhance the efficiency of our operations, adopt certain best practices from Queen, and set the stage for significant long-term value creation. We look forward to learning from our newest team members who came to Bally’s from Queen and we’re working hand in hand with the team at Standard General to take an end-to-end look at our business. Bally’s 2.0 is very well positioned to deliver enhanced value for all of our stakeholders that are invested in the Company’s future and we look forward to reporting on our successes in the coming quarters and years.”

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release the non-GAAP financial measure for Adjusted International Interactive Revenue Growth, which excludes revenue from divested markets and licensing revenue. The reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure is presented in the table appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

About Bally’s Corporation
Bally’s Corporation (NYSE: BALY) is a global casino-entertainment company with a growing omni-channel presence. Bally’s owns and operates 19 casinos across 11 states, along with a golf course in New York and a horse racetrack in Colorado, and holds OSB licenses in 13 jurisdictions in North America. The acquisition of Aspers Casino in Newcastle, UK, expands its international reach. It also owns Bally Bet, a first-in-class sports betting platform, Bally Casino, a growing iCasino platform, Bally’s Interactive International division (formerly Gamesys Group), a leading global interactive gaming operator, and a significant economic stake in Intralot S.A. (ATSE: INLOT), a global lottery management and services business.

With 11,500 employees, its casino operations include approximately 17,700 slot machines, 630 table games, and 3,950 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	James Leahy, Joseph Jaffoni, Richard Land
Chief Financial Officer	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com

Revenue and Segment Adjusted EBITDAR (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue
Casinos & Resorts	$324,375	$342,317	$1,363,113	$1,363,291
International Interactive	214,477	235,980	909,493	973,210
North America Interactive	41,513	33,373	177,872	112,572
Total	$580,365	$611,670	$2,450,478	$2,449,073

Adjusted EBITDAR(1)
Casinos & Resorts(2)	$80,857	$94,656	$370,518	$428,968
International Interactive	81,606	93,207	336,460	343,559
North America Interactive	(12,345)	(9,844)	(40,236)	(55,653)
Corporate & Other	(11,835)	(17,083)	(52,212)	(63,770)
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(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.
(2)     Includes rent expense of $30.3 million and $118.9 million for the fourth quarter and full year 2024, respectively, in connection with operating lease components contained within our triple net leases with GLPI for the real estate assets used in the operations of certain Casinos & Resorts properties, and the triple net lease associated with the real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY'S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$171,233	$163,194
Restricted cash	$60,021	$152,068

Term Loan Facility(1)	$1,886,650	$1,906,100
Revolving Credit Facility	—	335,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	735,000
Less: Unamortized original issue discount	(19,760)	(23,756)
Less: Unamortized deferred financing fees	(33,117)	(39,709)
Long-term debt, including current portion	$3,318,773	$3,662,635
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,299,323	$3,643,185

Cash Flow Data

	Quarter Ended December 31,			Year Ended December 31,
(in thousands)	2024	2023	2022	2024	2023	2022
Capital expenditures	$44,070	$45,252	$44,893	$199,827	$311,483	$212,256
Cash paid for capitalized software	8,730	9,297	3,704	44,864	45,200	37,121
Acquisition of gaming licenses	851	135,335	2,087	2,508	145,485	55,117
Cash payments associated with triple net operating leases(2)	36,887	29,935	17,446	127,649	118,416	58,029
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(1)    The Company has entered certain currency swaps to synthetically convert $500 million of its Term Loan Facility to €461.6 million fixed-rate Euro-denominated instrument due October 2028 paying a weighted-average fixed-rate coupon of approximately 6.69% per annum. The Company also entered certain currency swaps to synthetically convert $200 million notional amount of its floating rate Term Loan Facility to an equivalent £159.2 million GBP-denominated floating rate instrument with tenor of the swap instrument due October 2026. Additionally, as part of the Company’s risk management program, to further manage the Company’s exposure to interest rate movements, the Company entered into an additional $1.0 billion notional in interest rate swap contract arrangements to fix interest rates until 2028.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.

Non-GAAP Adjusted International Interactive Revenue

	Quarter Ended December 31,
(in thousands)	2024	2023
International Interactive revenue	$214,477	$235,980
Revenue recognized from divested markets	(14,121)	(64,587)
Licensing revenue recognized	(6,861)	—
Adjusted International Interactive revenue	$193,495	$171,393